Jean Lou THILL 7 Carlos CALVO
BAILIFFS

TRANSCRIPT OF AUCTION

October 4, 2007

At the request of the Corporation PROTRUST FINANCIAL SERVICES GROUP, represented by its board of directors currently in office, established and having its headquarters at CH-6901 LUGANO, Via Frasca 5, PO Box 5237,

Having for Counsel, Anne Reuland, Esq. court attorney, residing at L-2010 Luxembourg, 14, rue Erasme, BP 39,

And pursuant to a security contract on shares agreed upon between TALLY-HO VENTURES, INC., established and having its headquarters in the United States at 3422 Old Capitol Trail Suite 584, Wilmington, New Castle 19808, Delaware, registered under number 3594839, as a constituent party, my claimant as lienor party and the company, MASTER FINANCE HOLDINGS, described below,

I, undersigned, Carlos CALVO, bailiff, residing at L-1512 Luxembourg, 7 rue Pierre Federspiel, licensed by the sector of and in Luxembourg,

Appeared on this date at 12 PM at the headquarters of the Company, BOURSE DE LUXEMBOURG, established and having its headquarters at L-227, Luxembourg, 11 avenue de la Porte Neuve, represented by their board of directors currently in office.

I was met by Messers Paul ALTMAN, Assistant Manager of the BOURSE DE LUXEMBOURG and Frederic VANHAEPEREN of UBS Corporation (Luxembourg), Madame Laurence DAMBRINE, Director of my claimant, and Anne REULAND, Court Attorney in her capacity of counsel to my claimant, so declared.

I was present at the public sale of 12,109 shares of nominal value of 100.00 Euros each, of the Corporation MASTER FINANCE HOLDINGS SA, represented by their board of directors currently in office, established and having their headquarters at L-8311 CAPELLEN, 115, route d’Arlon;

The totality for the sum of 100. Euros (one hundred Euros), to AQUISCO LIMITED, NEMOURS CHAMBERS, ROAD TOWN, TORTULA, BRITISH VIRGIN ISLANDS, represented by the UBS Bank (Luxembourg), acting as agent to the accounts of the corporation AQUISCO LIMITED.

I received the sum of 100.00 Euros (one hundred Euros).

And of the above I, bailiff, write out the present transcript to serve and validate by law.

I left at 12:20PM.

Hereby legally certified.

Carlos CALVO
Bailiff